Filed pursuant to Rule 433
                                                         File No.: 333-140720-05

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $791,222,000 (approximate)
--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------


                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $791,222,000 (approximate)

--------------------------------------------------------------------------------

             Securitized Asset Backed Receivables LLC Trust 2007-BR5
                                     Issuer

                                    BCAP LLC
                                    Depositor

                        New Century Mortgage Corporation
                                   Originator

                                 HomEq Servicing
                                    Servicer




               Mortgage Pass-Through Certificates, Series 2007-BR5








--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Transaction Summary
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Approximate
                                                                Avg. Life to  Mod. Dur. to                               Initial
         Expected        Expected Ratings             Interest  Call(2)(3)/  Call(2)(3)(4)/       Payment Window to   Subordination
Class  Amount ($)(1)  (S&P/Fitch/DBRS/Moody's)  Index     Type   Mty(yrs)(3)  Mty(yrs)(3)(4)       Call(2)(3)/Mty(3)     Level(5)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1   146,977,000      AAA /AAA /AAA /Aaa                                  ***Not Offered - 144A Private Placement***
-----------------------------------------------------------------------------------------------------------------------------------
 A-2A  363,200,000      AAA /AAA /AAA /Aaa      1mL  Floating   1.00 / 1.00   0.96 / 0.96  07/07 - 04/09 / 07/07 - 04/09   28.10%
-----------------------------------------------------------------------------------------------------------------------------------
 A-2B  169,142,000      AAA /AAA /AAA /Aaa      1mL  Floating   2.41 / 2.41   2.23 / 2.23  04/09 - 06/13 / 04/09 - 06/13   28.10%
-----------------------------------------------------------------------------------------------------------------------------------
 A-2C   39,451,000      AAA /AAA /AAA /Aaa      1mL  Floating   6.23 / 8.86   5.20 / 6.79  06/13 - 09/13 / 06/13 - 07/22   28.10%
-----------------------------------------------------------------------------------------------------------------------------------
 M-1    43,986,000    AA+ /AA+ /AA(high)/Aa1    1mL  Floating   5.43 / 5.95   4.61 / 4.93  02/12 - 09/13 / 02/12 - 10/20   23.70%
-----------------------------------------------------------------------------------------------------------------------------------
 M-2    39,987,000    AA /AA+ /AA (high)/Aa2    1mL  Floating   4.90 / 5.41   4.21 / 4.52  07/11 - 09/13 / 07/11 - 04/20   19.70%
-----------------------------------------------------------------------------------------------------------------------------------
 M-3    24,992,000        AA /AA /AA/Aa3        1mL  Floating   4.68 / 5.18   4.03 / 4.33  04/11 - 09/13 / 04/11 - 09/19   17.20%
-----------------------------------------------------------------------------------------------------------------------------------
 M-4    21,493,000      A+/AA-/AA(low) /A1      1mL  Floating   4.58 / 5.06   3.92 / 4.22  02/11 - 09/13 / 02/11 - 04/19   15.05%
-----------------------------------------------------------------------------------------------------------------------------------
 M-5    21,993,000      A /A+ /A(high) /A2      1mL  Floating   4.51 / 4.98   3.84 / 4.12  01/11 - 09/13 / 01/11 - 11/18   12.85%
-----------------------------------------------------------------------------------------------------------------------------------
 M-6    18,494,000          A- /A/A/A3          1mL  Floating   4.45 / 4.90   3.73 / 4.00  11/10 - 09/13 / 11/10 - 06/18   11.00%
-----------------------------------------------------------------------------------------------------------------------------------
 B-1    17,494,000     BBB+/A-/ A(low) /Baa1    1mL  Floating   4.41 / 4.84   3.63 / 3.87  10/10 - 09/13 / 10/10 - 12/17    9.25%
-----------------------------------------------------------------------------------------------------------------------------------
 B-2    15,495,000  BBB/BBB+/ BBB (high) /Baa2  1mL  Floating   4.38 / 4.79   3.61 / 3.84  10/10 - 09/13 / 10/10 - 06/17    7.70%
-----------------------------------------------------------------------------------------------------------------------------------
 B-3    15,495,000      BBB-/BBB/BBB /Baa3      1mL  Floating   4.35 / 4.72   3.59 / 3.80  09/10 - 09/13 / 09/10 - 12/16    6.15%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Subject to a variance of plus or minus 5%.
(2)   Assumes 10% optional clean-up call is exercised.
(3) Based on 100% of the applicable prepayment assumption. See "Summary of Terms."
(4)   Assumes pricing at par.
(5)   Includes 6.15% overcollateralization.

The Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

--------------------------------------------------------------------------------
Summary of Terms
--------------------------------------------------------------------------------
Issuer:                            Securitized Asset Backed Receivables LLC
                                   Trust 2007-BR5
--------------------------------------------------------------------------------
Depositor:                         BCAP LLC
--------------------------------------------------------------------------------
Originator:                        New Century Mortgage Corporation
--------------------------------------------------------------------------------
Servicer:                          Barclays Capital Real Estate Inc. d/b/a HomEq
                                   Servicing
--------------------------------------------------------------------------------
Trustee:                           Deutsche Bank National Trust Company
--------------------------------------------------------------------------------
Provider of Representations and    Barclays Bank PLC
Warranties with Respect to the
Mortgage Loans:
--------------------------------------------------------------------------------
Custodian:                         Deutsche Bank National Trust Company
--------------------------------------------------------------------------------
Sole Manager:                      Barclays Capital Inc.
--------------------------------------------------------------------------------
Rating Agencies:                   S&P/Moody's/Fitch/DBRS
--------------------------------------------------------------------------------
Offered Certificates:              The Class A-2A, Class A-2B, Class A-2C, Class
                                   M-1, Class M-2, Class M-3, Class M-4, Class
                                   M-5, Class M-6, Class B-1, Class B-2 and
                                   Class B-3 certificates.
--------------------------------------------------------------------------------
LIBOR Certificates:                The Class A-1 certificates and the Offered
                                   Certificates.
--------------------------------------------------------------------------------
Expected Closing Date:             June 28, 2007
--------------------------------------------------------------------------------
Delivery:                          DTC, Euroclear and Clearstream.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning in July 2007.
--------------------------------------------------------------------------------
Final Distribution Date:         The Distribution Date occurring in May 2037.
--------------------------------------------------------------------------------
Due Period:                      With respect to any Distribution Date, the
                                 period commencing on the second day of the
                                 calendar month preceding the month in which the
                                 Distribution Date occurs and ending on the
                                 first day of the calendar month in which that
                                 Distribution Date occurs.
--------------------------------------------------------------------------------
Prepayment Period:               With respect to any Distribution Date, either
                                 (i) the period commencing on the 16th day of
                                 the month preceding the month in which such
                                 Distribution Date occurs (or in the case of the
                                 first Distribution Date, commencing on the
                                 Cut-off Date) and ending on the 15th day of the
                                 month in which that Distribution Date occurs,
                                 with respect to any principal prepayments in
                                 full, or (ii) the calendar month prior to that
                                 Distribution Date, with respect to any partial
                                 principal prepayments.
--------------------------------------------------------------------------------
Interest Accrual Period:         With respect to any Distribution Date, the
                                 period commencing on the immediately preceding
                                 Distribution Date (or, for the initial
                                 Distribution Date, the Closing Date) and ending
                                 on the day immediately preceding the current
                                 Distribution Date.
--------------------------------------------------------------------------------
Accrued Interest:                The price to be paid by investors for the
                                 Offered Certificates will not include accrued
                                 interest, and therefore will settle flat.
--------------------------------------------------------------------------------
Interest Day Count:              Actual/360
--------------------------------------------------------------------------------
Interest Payment Delay:          Zero days
--------------------------------------------------------------------------------
Cut-off Date:                    June 1, 2007
--------------------------------------------------------------------------------
Tax Status:                      The Offered Certificates will represent
                                 "regular interests" in a REMIC and, to a
                                 limited extent, interests in certain basis risk
                                 interest carryover payments, which will be
                                 treated for tax purposes as payments under
                                 notional principal contracts. The tax advice
                                 contained in this term sheet is not intended or
                                 written to be used, and cannot be used, for the
                                 purpose of avoiding U.S. federal, state, or
                                 local tax penalties. This advice is written in
                                 connection with the promotion or marketing by
                                 the Issuer and Depositor of the Offered
                                 Certificates. You should seek advice based on
                                 your particular circumstances from an
                                 independent tax advisor.
--------------------------------------------------------------------------------
ERISA Eligibility:               The Offered Certificates are expected to be
                                 ERISA eligible. Prospective purchasers should
                                 consult their own counsel.
--------------------------------------------------------------------------------
SMMEA Eligibility:               The Offered Certificates are not expected to
                                 constitute "mortgage related securities" for
                                 purposes of SMMEA.
--------------------------------------------------------------------------------
Class A Certificates:            Collectively, the Class A-1 certificates and
                                 the Class A-2 Certificates.
--------------------------------------------------------------------------------
Class A-2 Certificates:          Collectively, the Class A-2A, Class A-2B and
                                 Class A-2C certificates.
--------------------------------------------------------------------------------
Class M Certificates:            Collectively, the Class M-1, Class M-2, Class
                                 M-3, Class M-4, Class M-5 and Class M-6
                                 certificates.
--------------------------------------------------------------------------------
Class B Certificates:            Collectively, the Class B-1, Class B-2 and
                                 Class B-3 certificates.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Mortgage Loans:                  The mortgage loans to be included in the trust
                                 will be adjustable- and fixed-rate sub-prime
                                 mortgage loans secured by first-lien and/or
                                 second-lien mortgages or deeds of trust on
                                 residential real properties. All of the
                                 mortgage loans were purchased by an affiliate
                                 of the depositor from NC Capital Corporation,
                                 which in turn acquired them from New Century
                                 Mortgage Corporation. On the Closing Date, the
                                 trust will acquire the mortgage loans. The
                                 aggregate scheduled principal balance of the
                                 mortgage loans as of the Cut-off Date will be
                                 approximately $999,680,439. Approximately
                                 76.99% of the mortgage loans are
                                 adjustable-rate mortgage loans and
                                 approximately 23.01% are fixed-rate mortgage
                                 loans. The information regarding the mortgage
                                 loans set forth below that is based on the
                                 principal balance of the mortgage loans as of
                                 the Cut-off Date assumes the timely receipt of
                                 principal scheduled to be paid on the mortgage
                                 loans on or prior to the Cut-off Date and no
                                 delinquencies, defaults or prepayments, with
                                 the exception of approximately 1.96% of the
                                 expected aggregate scheduled principal balance
                                 of the mortgage loans on the Closing Date that
                                 are expected to be 30-59 days delinquent as of
                                 the Cut-off Date. See the attached collateral
                                 descriptions for additional information on the
                                 initial mortgage loans as of the Cut-off Date.
--------------------------------------------------------------------------------
Group I Mortgage Loans:          As of the Cut-off Date, approximately $204.4
                                 million of mortgage loans that have original
                                 principal balances that conform to the original
                                 principal balance limits for one- to four-
                                 family residential mortgage loan guidelines for
                                 purchase adopted by Freddie Mac and Fannie Mae.
--------------------------------------------------------------------------------
Group II Mortgage Loans:         As of the Cut-off Date, approximately $795.3
                                 million of mortgage loans that may or may not
                                 have original principal balances that conform
                                 to the original principal balance limits for
                                 one- to four- family residential mortgage loan
                                 guidelines for purchase adopted by Freddie Mac
                                 and Fannie Mae.
--------------------------------------------------------------------------------
Monthly Servicer Advances:       The Servicer will be obligated to advance its
                                 own funds in an amount equal to the aggregate
                                 of all payments of principal and interest (net
                                 of servicing fees), as applicable, that were
                                 due during the related Due Period on the
                                 mortgage loans and not received by the related
                                 determination date. Advances are required to be
                                 made only to the extent they are deemed by the
                                 Servicer to be recoverable from related late
                                 collections, insurance proceeds, condemnation
                                 proceeds, liquidation proceeds or subsequent
                                 recoveries.
--------------------------------------------------------------------------------
Expense Fee Rate:                The Expense Fee Rate with respect to each
                                 mortgage loan will be a per annum rate equal to
                                 the sum of the Servicing Fee Rate and the
                                 trustee fee rate.
--------------------------------------------------------------------------------
Servicing Fee Rate:              The Servicing Fee Rate with respect to each
                                 mortgage loan will be 0.50% per annum.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Pricing Prepayment Speed:        Fixed Rate Mortgage Loans: CPR starting at 4.6%
                                 CPR in month 1 and increasing to 23% CPR in month 12 (18.4%/11 increase for each month), and remaining at 23% CPR thereafter.

                                 Adjustable Rate Mortgage: CPR starting at
                                 approximately 2% CPR in month 1 and increasing
                                 to 30% CPR in month 12 (28%/11 increase,
                                 rounded to the nearest hundredth of a
                                 percentage, for each month), remaining at 30%
                                 CPR in months 13 through month 22, 50% CPR in
                                 month 23 and remaining at 50% CPR through month
                                 27, 35% CPR in month 28 and remaining at 35%
                                 CPR thereafter.
--------------------------------------------------------------------------------
Credit Enhancement:              The credit enhancement provided for the benefit
                                 of the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and
                                 (c) the allocation of losses to the most subordinate classes of certificates.

--------------------------------------------------------------------------------
Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the sum of (i) the
                                 aggregate Class Certificate Balances of the
                                 Class M and Class B Certificates and (ii) the
                                 Subordinated Amount (in each case after taking
                                 into account the distributions of the related
                                 Principal Distribution Amount for that
                                 Distribution Date) by (y) the aggregate Stated
                                 Principal Balance of the mortgage loans for
                                 that Distribution Date.
--------------------------------------------------------------------------------
Stepdown Date:                   The later to occur of:
                                 (i)   the earlier to occur of:
                                       (a)   the Distribution Date in July 2010
                                             and
                                       (b)   the Distribution Date immediately
                                             following the Distribution Date on
                                             which the aggregate Class
                                             Certificate Balances of the Class A
                                             Certificates have been reduced to
                                             zero; and
                                 (ii)  the first Distribution Date on which the
                                       Senior Enhancement Percentage (calculated
                                       for this purpose only after taking into
                                       account payments of principal applied to
                                       reduce the Stated Principal Balance of
                                       the mortgage loans for that Distribution
                                       Date but prior to any applications of
                                       Principal Distribution Amount to the
                                       certificates) is greater than or equal to
                                       the Specified Senior Enhancement
                                       Percentage (approximately 56.20%).
--------------------------------------------------------------------------------
Trigger Event:                   Either a Cumulative Loss Trigger Event or a
                                 Delinquency Trigger Event.
--------------------------------------------------------------------------------
Delinquency Trigger Event:       With respect to any Distribution Date, the
                                 circumstances in which the quotient (expressed
                                 as a percentage) of (x) the rolling three-month
                                 average of the aggregate unpaid principal
                                 balance of mortgage loans that are 60 days or
                                 more delinquent (including mortgage loans in
                                 foreclosure, mortgage loans related to REO
                                 property, mortgage loans where the mortgagor
                                 has filed for bankruptcy and mortgage loans
                                 modified within 12 months of such distribution
                                 date) and (y) the aggregate unpaid principal
                                 balance of the mortgage loans as of the last
                                 day of the related Due Period, equals or
                                 exceeds 26.30% of the prior period's Senior
                                 Enhancement Percentage.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Cumulative Loss Trigger Event:   With respect to any Distribution Date beginning
                                 with July 2009, the circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate
                                 Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.

                                 Distribution Date Occurring in        Loss Percentage
                                 ------------------------------        ---------------
                                 July 2009 through June 2010           2.150% for the first month, plus an additional 1/12th
                                                                       of 2.600% for each month thereafter

                                 July 2010 through June 2011           4.750% for the first month, plus an additional 1/12th
                                                                       of 2.700% for each month thereafter

                                 July 2011 through June 2012           7.450% for the first month, plus an additional 1/12th
                                                                       of 2.200% for each month thereafter

                                 July 2012 through June 2013           9.650% for the first month, plus an additional 1/12th
                                                                       of 1.200% for each month thereafter

                                 July 2014 and thereafter              10.850%

--------------------------------------------------------------------------------
Optional Clean-up Call:          The Servicer may, at its option, purchase the
                                 mortgage loans and REO properties and terminate
                                 the trust on any Distribution Date when the
                                 aggregate Stated Principal Balance of the
                                 mortgage loans, as of the last day of the
                                 related due period, is equal to or less than
                                 10% of the aggregate Stated Principal Balance
                                 of the mortgage loans as of the Cut-off Date.
--------------------------------------------------------------------------------
Swap and Interest Rate Cap       Barclays Bank PLC, as Swap and Interest Rate
Provider:                        Cap Provider, is a public limited company
                                 registered in England and Wales. Barclays Bank
                                 PLC engages in a diverse banking and investment
                                 banking business and regularly engages in
                                 derivatives transactions in a variety of
                                 markets. As of the date hereof, Barclays Bank
                                 PLC is rated AA+ by Fitch, AA by S&P and Aa1 by
                                 Moody's.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Interest Rate Swap Agreement:    On the Closing Date, the Trust will enter into
                                 a Swap Agreement with an initial notional amount of approximately $938,199,000. Under the Swap Agreement, the Trust will be obligated to pay on each Distribution Date an amount which will equal [5.4800]% per annum on the notional amount set forth on the attached Swap Agreement schedule on a 30/360 basis (for the first period, 27 days) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap
                                 Agreement based on an actual/360 basis from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                                 Generally, the Net Swap Payment will be
                                 deposited into a supplemental interest account (the "Supplemental Interest Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                                 Upon early termination of the Swap Agreement,
                                 the Trust or the Swap Provider may be liable to
                                 make a termination payment (the "Swap
                                 Termination Payment") to the other party
                                 (regardless of which party caused the
                                 termination). The Swap Termination Payment will
                                 be computed in accordance with the procedures
                                 set forth in the Swap Agreement. In the event
                                 that the Trust is required to make a Swap
                                 Termination Payment, in certain instances, that
                                 payment will be paid on the related
                                 Distribution Date, and on any subsequent
                                 Distribution Dates until paid in full, prior to
                                 distributions to Certificateholders.
--------------------------------------------------------------------------------
Interest Rate Cap Agreement:     On the Closing Date, the Trust will enter into
                                 an Interest Rate Cap Agreement with an initial notional amount of $0. Under the Interest Rate
                                 Cap Agreement, the Interest Rate Cap Provider will be obligated to pay, on each distribution date, to the Trustee an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate over (ii)
                                 [5.37]% per annum and (b) an amount equal to the lesser of (x) the cap notional amount set forth on the attached Interest Rate Cap
                                 Agreement Schedule and (y) the excess, if any, of (A) the aggregate Class Certificate Balance of the Class A, M and B Certificates (prior to taking into account any distributions on such distribution date) over (B) the then current notional amount set forth on the attached Swap
                                 Agreement Schedule, based on an "actual/360" basis until the Interest Rate Cap Agreement is terminated.

                                 Generally, the cap payments will be deposited into the Supplemental Interest Account by the Trustee pursuant to the pooling and servicing agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the pooling and servicing agreement.

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Credit Enhancement Percentage:   Initial Subordination Level
                                 ---------------------------
                                 Class A                     28.10%
                                 Class M-1                   23.70%
                                 Class M-2                   19.70%
                                 Class M-3                   17.20%
                                 Class M-4                   15.05%
                                 Class M-5                   12.85%
                                 Class M-6                   11.00%
                                 Class B-1                    9.25%
                                 Class B-2                    7.70%
                                 Class B-3                    6.15%

                                 After Stepdown Subordination Level
                                 ----------------------------------
                                 Class A                     56.20%
                                 Class M-1                   47.40%
                                 Class M-2                   39.40%
                                 Class M-3                   34.40%
                                 Class M-4                   30.10%
                                 Class M-5                   25.70%
                                 Class M-6                   22.00%
                                 Class B-1                   18.50%
                                 Class B-2                   15.40%
                                 Class B-3                   12.30%

--------------------------------------------------------------------------------
Step-up Coupons:                 For all LIBOR Certificates the interest rate
                                 will increase on the Distribution Date
                                 following the first possible Optional Clean-up
                                 Call date, should the call not be exercised. At
                                 that time, the Class A fixed margins will be 2x
                                 their respective initial fixed margins and the
                                 Class M and Class B fixed margins will be 1.5x
                                 their respective initial fixed margins.
--------------------------------------------------------------------------------
Class A-1 Pass-Through Rate:     The Class A-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Group I Loan Cap.
--------------------------------------------------------------------------------
Class A-2A Pass-Through Rate:    The Class A-2A certificates will accrue
                                 interest at a per annum rate equal to the
                                 lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Group II Loan Cap.
--------------------------------------------------------------------------------
Class A-2B Pass-Through Rate:    The Class A-2B certificates will accrue
                                 interest at a per annum rate equal to the
                                 lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Group II Loan Cap.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class A-2C Pass-Through Rate:    The Class A-2C certificates will accrue
                                 interest at a per annum rate equal to the
                                 lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Group II Loan Cap.
--------------------------------------------------------------------------------
Class M-1 Pass-Through Rate:     The Class M-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Pool Cap.
--------------------------------------------------------------------------------
Class M-2 Pass-Through Rate:     The Class M-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable and
                                 (ii)  the Pool Cap.
--------------------------------------------------------------------------------
Class M-3 Pass-Through Rate:     The Class M-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Pool Cap.
--------------------------------------------------------------------------------
Class M-4 Pass-Through Rate:     The Class M-4 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Pool Cap.
--------------------------------------------------------------------------------
Class M-5 Pass-Through Rate:     The Class M-5 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Pool Cap.
--------------------------------------------------------------------------------
Class M-6 Pass-Through Rate:     The Class M-6 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Pool Cap.
--------------------------------------------------------------------------------
Class B-1 Pass-Through Rate:     The Class B-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Pool Cap.
--------------------------------------------------------------------------------
Class B-2 Pass-Through Rate:     The Class B-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Pool Cap.
--------------------------------------------------------------------------------
Class B-3 Pass-Through Rate:     The Class B-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:
                                 (i)   one-month LIBOR plus [ ] bps ([ ] bps
                                       after the first Distribution Date on
                                       which the Optional Clean-up Call is
                                       exercisable) and
                                 (ii)  the Pool Cap.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Group I Loan Cap:                Product of:
                                 (i)   (a) the weighted average of the mortgage
                                       rates for the Group I Mortgage Loans (in
                                       each case, less the applicable Expense
                                       Fee Rate) then in effect on the beginning
                                       of the related Due Period, minus (b) the
                                       product of (x) the Net Swap Payment plus
                                       any Swap Termination Payment (other than
                                       a Defaulted Swap Termination Payment)
                                       made to the Swap Provider from Available
                                       Funds, if any, expressed as a percentage,
                                       equal to a fraction, the numerator of
                                       which is equal to the Net Swap Payment
                                       plus any Swap Termination Payment (other
                                       than a Defaulted Swap Termination
                                       Payment) made to the Swap Provider from
                                       Available Funds and the denominator of
                                       which is equal to the aggregate principal
                                       balance of the Mortgage Loans (the "Net
                                       Swap Payment Rate") and (y) 12; and
                                 (ii)  a fraction, the numerator of which is 30
                                       and the denominator of which is the
                                       actual number of days in the related
                                       Interest Accrual Period.
--------------------------------------------------------------------------------
Group II Loan Cap:               Product of:
                                 (i)   (a) the weighted average of the mortgage
                                       rates for the Group II Mortgage Loans (in
                                       each case, less the applicable Expense
                                       Fee Rate) then in effect on the beginning
                                       of the related Due Period, minus (b) the
                                       product of (x) the Net Swap Payment plus
                                       any Swap Termination Payment (other than
                                       a Defaulted Swap Termination Payment)
                                       made to the Swap Provider from Available
                                       Funds, if any, expressed as a percentage,
                                       equal to a fraction, the numerator of
                                       which is equal to the Net Swap Payment
                                       plus any Swap Termination Payment (other
                                       than a Defaulted Swap Termination
                                       Payment) made to the Swap Provider from
                                       Available Funds and the denominator of
                                       which is equal to the aggregate principal
                                       balance of the Mortgage Loans (the "Net
                                       Swap Payment Rate") and (y) 12; and
                                 (ii)  a fraction, the numerator of which is 30
                                       and the denominator of which is the
                                       actual number of days in the related
                                       Interest Accrual Period.
--------------------------------------------------------------------------------
Pool Cap:                        The weighted average of (a) Group I Loan Cap
                                 and (b) Group II Loan Cap weighted on the basis
                                 of the related Group Subordinate Amount.
--------------------------------------------------------------------------------
Group Subordinate Amount:        For any Distribution Date,
                                 (i)   for the Group I Mortgage Loans, will be
                                       equal to the excess of the aggregate
                                       principal balance of the Group I Mortgage
                                       Loans as of the beginning of the related
                                       Due Period over the Class Certificate
                                       Balance of the Class A-1 certificates
                                       immediately prior to such Distribution
                                       Date and
                                 (ii)  for the Group II Mortgage Loans, will be
                                       equal to the excess of the aggregate
                                       principal balance of the Group II
                                       Mortgage Loans as of the beginning of the
                                       related Due Period over the Class
                                       Certificate Balance of the Class A-2
                                       Certificates immediately prior to such
                                       Distribution Date.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Basis Risk Carry Forward Amount: On any Distribution Date and for any class of
                                 LIBOR Certificates is the sum of:
                                 (x)   the excess of:
                                       (i)   the amount of interest that class
                                             of certificates would have been
                                             entitled to receive on that
                                             Distribution Date had the
                                             Pass-Through Rate not been subject
                                             to the Group I Loan Cap, the Group
                                             II Loan Cap or the Pool Cap, as
                                             applicable, over
                                       (ii)  the amount of interest that class
                                             of certificates are entitled to
                                             receive on that Distribution Date
                                             based on the Group I Loan Cap, the
                                             Group II Loan Cap or the Pool Cap,
                                             as applicable, and
                                 (y)   the unpaid portion of any such excess
                                       described in clause (x) from prior
                                       Distribution Dates (and related accrued
                                       interest at the then applicable
                                       Pass-Through Rate on that class of
                                       certificates, without giving effect to
                                       the Group I Loan Cap, the Group II Loan
                                       Cap or the Pool Cap, as applicable).
--------------------------------------------------------------------------------
Interest Distributions on the    On each Distribution Date, distributions from
LIBOR Certificates:              available funds will be allocated as follows:
                                 (i)     to the Supplemental Interest Account,
                                         net swap payments and certain swap
                                         termination payments owed to the Swap
                                         Provider, if any;
                                 (ii)    from the Interest Remittance Amount
                                         attributable to the Group I Mortgage
                                         Loans according to the related Accrued
                                         Certificate Interest and any unpaid
                                         interest shortfall amounts for such
                                         class, as applicable, first, to the
                                         Class A-1 certificates and second, to
                                         the Class A-2 Certificates to the
                                         extent unpaid in (iii) below;
                                 (iii)   from the Interest Remittance Amount
                                         attributable to the Group II Mortgage
                                         Loans according to the related Accrued
                                         Certificate Interest and any unpaid
                                         interest shortfall amounts for such
                                         class, as applicable, first, to the
                                         Class A-2 Certificates and second, to
                                         the Class A-1 certificates to the
                                         extent unpaid in (ii) above;
                                 (iv)    from any remaining Interest Remittance
                                         Amounts to the Class M-1 certificates,
                                         their Accrued Certificate Interest;

                                 (v) from any remaining Interest Remittance Amounts to the Class M-2 certificates, their Accrued Certificate Interest;

                                 (vi) from any remaining Interest Remittance Amounts to the Class M-3 certificates, their Accrued Certificate Interest;

                                 (vii) from any remaining Interest Remittance Amounts to the Class M-4 certificates, their Accrued Certificate Interest;

                                 (viii) from any remaining Interest Remittance Amounts to the Class M-5 certificates, their Accrued Certificate Interest;

                                 (ix) from any remaining Interest Remittance Amounts to the Class M-6 certificates, their Accrued Certificate Interest;

                                 (x) from any remaining Interest Remittance Amounts to the Class B-1 certificates, their Accrued Certificate Interest;

                                 (xi) from any remaining Interest Remittance Amounts to the Class B-2 certificates, their Accrued Certificate Interest; and

                                 (xii) from any remaining Interest Remittance Amounts to the Class B-3 certificates, their Accrued Certificate Interest.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Principal Distribution on the    On each Distribution Date (a) prior to the
LIBOR Certificates:              Stepdown Date or (b) on which a Trigger Event
                                 is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                 (i)     to the Class A Certificates, allocated
                                         between the Class A Certificates as
                                         described below, until their Class
                                         Certificate Balances have been reduced
                                         to zero;
                                 (ii)    to the Class M-1 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (iii)   to the Class M-2 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (iv)    to the Class M-3 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (v)     to the Class M-4 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (vi)    to the Class M-5 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (vii)   to the Class M-6 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (viii)  to the Class B-1 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (ix)    to the Class B-2 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero; and
                                 (x)     to the Class B-3 certificates, until
                                         their Class Certificate Balance has
                                         been reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:
                                 (i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until their Class Certificate Balances have been reduced to zero;
                                 (ii)    to the Class M-1 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-1
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (iii)   to the Class M-2 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-2
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (iv)    to the Class M-3 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-3
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (v)     to the Class M-4 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-4
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (vi)    to the Class M-5 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-5
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (vii)   to the Class M-6 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class M-6
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (viii)  to the Class B-1 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class B-1
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero;
                                 (ix)    to the Class B-2 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class B-2
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero; and
                                 (x)     to the Class B-3 certificates, the
                                         lesser of the remaining Principal
                                         Distribution Amount and the Class B-3
                                         Principal Distribution Amount, until
                                         their Class Certificate Balance has
                                         been reduced to zero.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Principal          All principal distributions to the holders of
Payments to Class A              the Class A Certificates on any Distribution
Certificates:                    Date will be allocated concurrently between the
                                 Class A-1 certificates and the Class A-2
                                 Certificates, based on the Class A Principal
                                 Allocation Percentage for the Class A-1
                                 certificates and the Class A-2 Certificates, as applicable. However, if the Class Certificate
                                 Balances of the Class A Certificates in any Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A
                                 Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution
                                 Dates, will be distributed to the holders of the Class A Certificates in the other Class A
                                 Certificate Group, pro rata, on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 certificates will be made first from payments relating to the Group
                                 I Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II
                                 Mortgage Loans.

                                 Except as described below, any principal distributions allocated to the Class A-2 Certificates are required to be distributed sequentially first, to the Class A-2A certificates, second, to the Class A-2B certificates and third, to the Class A-2C certificates, in each case, until their Class Certificate Balance has been reduced to zero.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B and Class A-2C certificates in proportion to their respective Class Certificate Balances until their Class Certificate Balance has been reduced to zero.

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Net Monthly        For any Distribution Date, any Net Monthly
Excess Cash Flow:                Excess Cash Flow shall be paid as follows:
                                 (a)   to the holders of the Class M-1
                                       certificates, any Unpaid Interest Amount;
                                 (b)   to the holders of the Class M-1
                                       certificates, any Unpaid Realized Loss
                                       Amount;
                                 (c)   to the holders of the Class M-2
                                       certificates, any Unpaid Interest Amount;
                                 (d)   to the holders of the Class M-2
                                       certificates, any Unpaid Realized Loss
                                       Amount;
                                 (e)   to the holders of the Class M-3
                                       certificates, any Unpaid Interest Amount;
                                 (f)   to the holders of the Class M-3
                                       certificates, any Unpaid Realized Loss
                                       Amount;
                                 (g)   to the holders of the Class M-4
                                       certificates, any Unpaid Interest Amount;
                                 (h)   to the holders of the Class M-4
                                       certificates, any Unpaid Realized Loss
                                       Amount;
                                 (i)   to the holders of the Class M-5
                                       certificates, any Unpaid Interest Amount;
                                 (j)   to the holders of the Class M-5
                                       certificates, any Unpaid Realized Loss
                                       Amount;
                                 (k)   to the holders of the Class M-6
                                       certificates, any Unpaid Interest Amount;
                                 (l)   to the holders of the Class M-6
                                       certificates, any Unpaid Realized Loss
                                       Amount;
                                 (m)   to the holders of the Class B-1
                                       certificates, any Unpaid Interest Amount;
                                 (n)   to the holders of the Class B-1
                                       certificates, any Unpaid Realized Loss
                                       Amount;
                                 (o)   to the holders of the Class B-2
                                       certificates, any Unpaid Interest Amount;
                                 (p)   to the holders of the Class B-2
                                       certificates, any Unpaid Realized Loss
                                       Amount;
                                 (q)   to the holders of the Class B-3
                                       certificates, any Unpaid Interest Amount;
                                 (r)   to the holders of the Class B-3
                                       certificates, any Unpaid Realized Loss
                                       Amount;
                                 (s)   to the Excess Reserve Fund Account, the
                                       amount of any Basis Risk Payment for that
                                       Distribution Date;
                                 (t)   from funds on deposit in the Excess
                                       Reserve Fund Account with respect to that
                                       Distribution Date, an amount equal to any
                                       unpaid Basis Risk Carry Forward Amount
                                       with respect to the LIBOR Certificates
                                       for that Distribution Date to the LIBOR
                                       Certificates in the same order and
                                       priority in which Accrued Certificate
                                       Interest is allocated among those classes
                                       of certificates except that the Class A
                                       Certificates will be paid (a) first, pro
                                       rata, based upon their respective Class
                                       Certificate Balances only with respect to
                                       those Class A Certificates with an
                                       outstanding Basis Risk Carry Forward
                                       Amount and (b) second, pro rata based on
                                       any outstanding Basis Risk Carry Forward
                                       Amount remaining unpaid;
                                 (u)   to the Class X certificates, those
                                       amounts as described in the pooling and
                                       servicing agreement;
                                 (v)   to the holders of the Class R
                                       certificates, any remaining amount;
                                 (w)   to the extent not paid from available
                                       funds, from the Supplemental Interest
                                       Account, to pay any unpaid interest on
                                       the Class A Certificates, pro rata,
                                       including any accrued and unpaid interest
                                       from prior Distribution Dates, then to
                                       pay any unpaid interest including any
                                       accrued and unpaid interest from prior
                                       Distribution Dates to the Class M
                                       Certificates sequentially, and then to
                                       pay any unpaid interest including any
                                       accrued and unpaid interest from prior
                                       Distribution Dates to the Class B
                                       Certificates sequentially;
                                 (x)   to the extent not paid from available
                                       funds, from the Supplemental Interest
                                       Account, to pay Basis Risk Carry Forward
                                       Amounts on the Class A, Class M and Class
                                       B Certificates remaining unpaid in the
                                       same order of priority as described in
                                       (t) above;
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Allocation of Net Monthly        (y)   to the extent not paid from available
Excess Cash Flow (cont'd):             funds, from the Supplemental Interest
                                       Account, to pay any principal on the
                                       Class A Certificates, on the Class M
                                       Certificates and on the Class B
                                       Certificates, in accordance with the
                                       principal payment provisions described
                                       above (under "Principal Distributions on
                                       the LIBOR Certificates") in an amount
                                       necessary to restore the applicable
                                       Specified Subordinated Amount as a result
                                       of current or prior realized losses not
                                       previously reimbursed;
                                 (z)   to the extent not paid from available
                                       funds, from the Supplemental Interest
                                       Account, to pay any Unpaid Realized Loss
                                       Amounts remaining on the Class M
                                       Certificates and Class B Certificates,
                                       sequentially; and
                                 (aa)  from the Supplemental Interest Account,
                                       any remaining amounts to be distributed
                                       to the Class X certificates in accordance
                                       with the pooling and servicing agreement.
--------------------------------------------------------------------------------
Interest Remittance Amount:      With respect to any Distribution Date and the
                                 mortgage loans in a loan group, that portion of
                                 available funds attributable to interest
                                 relating to the mortgage loans in that mortgage
                                 loan group after taking into account any
                                 payments made to the Swap Provider.
--------------------------------------------------------------------------------
Accrued Certificate Interest:    For each class of LIBOR Certificates on any
                                 Distribution Date, the amount of interest
                                 accrued during the related Interest Accrual
                                 Period on the related Class Certificate Balance
                                 immediately prior to such Distribution Date at
                                 the related Pass-Through Rate, as reduced by
                                 that class's share of net prepayment interest
                                 shortfalls and any shortfalls resulting from
                                 the application of the Servicemembers Civil
                                 Relief Act or any similar state statute.
--------------------------------------------------------------------------------
Principal Distribution Amount:   For each Distribution Date will equal the sum
                                 of (i) the Basic Principal Distribution Amount
                                 for that Distribution Date and (ii) the Extra
                                 Principal Distribution Amount for that
                                 Distribution Date.
--------------------------------------------------------------------------------
Basic Principal Distribution     With respect to any Distribution Date, the
Amount:                          excess of (i) the aggregate Principal
                                 Remittance Amount for that Distribution Date
                                 over (ii) the Excess Subordinated Amount, if
                                 any, for that Distribution Date.
--------------------------------------------------------------------------------
Net Monthly Excess Cash Flow:    Available funds remaining after the amount
                                 necessary to make all payments of interest and
                                 principal to the LIBOR certificates and after
                                 taking into account any payments made to the
                                 Swap Provider, as described under "Interest
                                 Distributions on the LIBOR Certificates" and
                                 "Principal Distributions on the LIBOR
                                 Certificates" above.
--------------------------------------------------------------------------------
Extra Principal Distribution     As of any Distribution Date, the lesser of (x)
Amount:                          the Total Monthly Excess Spread for that
                                 Distribution Date and (y) the Subordination
                                 Deficiency, if any, for that Distribution Date.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Total Monthly Excess Spread:     As to any Distribution Date equals the excess,
                                 if any, of (x) the interest on the mortgage
                                 loans received by the Servicer on or prior to
                                 the related Determination Date or advanced by
                                 the Servicer for the related Servicer
                                 Remittance Date, net of the servicing fee and
                                 the trustee fee, over (y) the sum of the amount
                                 paid as interest to the Certificates at their
                                 respective Pass-Through Rates and any Net Swap
                                 Payment and Swap Termination Payment (other
                                 than a Defaulted Swap Termination Payment)
                                 payable to the Swap Provider from available
                                 funds.
--------------------------------------------------------------------------------
Subordinated Amount:             With respect to any Distribution Date, the
                                 excess, if any, of (a) the aggregate Stated
                                 Principal Balance of the mortgage loans for
                                 that Distribution Date (after taking into
                                 account principal received on the mortgage
                                 loans that is distributed on that Distribution
                                 Date) over (b) the aggregate Class Certificate
                                 Balance of the LIBOR Certificates as of that
                                 date (after taking into account principal
                                 received on the mortgage loans that is
                                 distributed on that Distribution Date).
--------------------------------------------------------------------------------
Specified Subordinated Amount:   Prior to the Stepdown Date, an amount equal to
                                 6.15% of the aggregate Stated Principal Balance
                                 of the mortgage loans as of the Cut-off Date.
                                 On and after the Stepdown Date, an amount equal
                                 to 12.30 % of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date (after taking into account
                                 principal received on the mortgage loans that
                                 is distributed on that Distribution Date),
                                 subject to a minimum amount equal to 0.50% of
                                 the aggregate Stated Principal Balance of the
                                 mortgage loans as of the Cut-off Date;
                                 provided, however, that if, on any Distribution
                                 Date, a Trigger Event exists, the Specified
                                 Subordinated Amount will not be reduced to the
                                 applicable percentage of the then Stated
                                 Principal Balance of the mortgage loans but
                                 instead remain the same as the prior period's
                                 Specified Subordinated Amount until the
                                 Distribution Date on which a Trigger Event no
                                 longer exists. When the Class Certificate
                                 Balance of each class of LIBOR Certificates has
                                 been reduced to zero, the Specified
                                 Subordinated Amount will thereafter equal zero.
--------------------------------------------------------------------------------
Excess Subordinated Amount:      With respect to any Distribution Date, the
                                 excess, if any, of (a) the Subordinated Amount
                                 on that Distribution Date over (b) the
                                 Specified Subordinated Amount.
--------------------------------------------------------------------------------
Subordination Deficiency:        With respect to any Distribution Date, the
                                 excess, if any, of (a) the Specified
                                 Subordinated Amount for that Distribution Date
                                 over (b) the Subordinated Amount for that
                                 Distribution Date.
--------------------------------------------------------------------------------
Principal Remittance Amount:     With respect to any Distribution Date, to the
                                 extent of funds available as described in the
                                 prospectus supplement, the amount equal to the
                                 sum of the following amounts (without
                                 duplication) with respect to the related Due
                                 Period: (i) each scheduled payment of principal
                                 on a mortgage loan due during the related Due
                                 Period and received by the Servicer on or prior
                                 to the related determination date or advanced
                                 by the Servicer for the related Servicer
                                 remittance date; (ii) all full and partial
                                 principal prepayments on mortgage loans
                                 received during the related Prepayment Period;
                                 (iii) all net liquidation proceeds,
                                 condemnation proceeds, insurance proceeds and
                                 subsequent recoveries received on the mortgage
                                 loans and allocable to principal; (iv) the
                                 portion of the purchase price allocable to
                                 principal with respect to each deleted mortgage
                                 loan that was repurchased during the period
                                 from the prior Distribution Date through the
                                 business day prior to the current Distribution
                                 Date; (v) the Substitution Adjustment Amounts
                                 received in connection with the substitution of
                                 any mortgage loan as of that Distribution Date;
                                 and (vi) the allocable portion of the proceeds
                                 received with respect to the Optional Clean-up
                                 Call (to the extent they relate to principal).
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class A Principal Allocation     For any Distribution Date is the percentage
Percentage:                      equivalent of a fraction, determined as
                                 follows:
                                 (1)   with respect to the Class A-1
                                       certificates, a fraction, the numerator
                                       of which is the portion of the Principal
                                       Remittance Amount for that Distribution
                                       Date that is attributable to the
                                       principal received or advanced on the
                                       Group I Mortgage Loans and the
                                       denominator of which is the Principal
                                       Remittance Amount for that Distribution
                                       Date; and
                                 (2)   with respect to the Class A-2
                                       Certificates, a fraction, the numerator
                                       of which is the portion of the Principal
                                       Remittance Amount for that Distribution
                                       Date that is attributable to the
                                       principal received or advanced on the
                                       Group II Mortgage Loans and the
                                       denominator of which is the Principal
                                       Remittance Amount for that Distribution
                                       Date.
--------------------------------------------------------------------------------
Class A Principal Distribution   For any Distribution Date is the excess of
Amount:                          (a) the aggregate Class Certificate Balance of
                                 the Class A Certificates immediately prior to
                                 that Distribution Date over (b) the lesser of
                                 (x) approximately 43.80% of the aggregate
                                 Stated Principal Balance of the mortgage loans
                                 for that Distribution Date and (y) the excess,
                                 if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over approximately
                                 $4,998,402.
--------------------------------------------------------------------------------
Class M-1 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date)
                                 and (b) the Class Certificate Balance of the
                                 Class M-1 certificates immediately prior to
                                 that Distribution Date over (ii) the lesser of
                                 (a) approximately 52.60% of the aggregate
                                 Stated Principal Balance of the mortgage loans
                                 for that Distribution Date and (b) the excess,
                                 if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over approximately
                                 $4,998,402.
--------------------------------------------------------------------------------
Class M-2 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account
                                 distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date)
                                 and (c) the Class Certificate Balance of the
                                 Class M-2 certificates immediately prior to
                                 that Distribution Date over (ii) the lesser of
                                 (a) approximately 60.60% of the aggregate
                                 Stated Principal Balance of the mortgage loans
                                 for that Distribution Date and (b) the excess,
                                 if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over approximately
                                 $4,998,402.
--------------------------------------------------------------------------------
Class M-3 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account
                                 distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account
                                 distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date)
                                 and (d) the Class Certificate Balance of the
                                 Class M-3 certificates immediately prior to
                                 that Distribution Date over (ii) the lesser of
                                 (a) approximately 65.60% of the aggregate
                                 Stated Principal Balance of the mortgage loans
                                 for that Distribution Date and (b) the excess,
                                 if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over approximately
                                 $4,998,402.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class M-4 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account
                                 distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account
                                 distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account
                                 distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date)
                                 and (e) the Class Certificate Balance of the
                                 Class M-4 certificates immediately prior to
                                 that Distribution Date over (ii) the lesser of
                                 (a) approximately 69.60% of the aggregate
                                 Stated Principal Balance of the mortgage loans
                                 for that Distribution Date and (b) the excess,
                                 if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over approximately
                                 $4,998,402.
--------------------------------------------------------------------------------
Class M-5 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account
                                 distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account
                                 distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account
                                 distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date),
                                 (e) the Class Certificate Balance of the Class
                                 M-4 certificates (after taking into account
                                 distribution of the Class M-4 Principal
                                 Distribution Amount on that Distribution Date)
                                 and (f) the Class Certificate Balance of the
                                 Class M-5 certificates immediately prior to
                                 that Distribution Date over (ii) the lesser of
                                 (a) approximately 74.30% of the aggregate
                                 Stated Principal Balance of the mortgage loans
                                 for that Distribution Date and (b) the excess,
                                 if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over approximately
                                 $4,998,402.
--------------------------------------------------------------------------------
Class M-6 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account
                                 distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account
                                 distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account
                                 distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date),
                                 (e) the Class Certificate Balance of the Class
                                 M-4 certificates (after taking into account
                                 distribution of the Class M-4 Principal
                                 Distribution Amount on that Distribution Date),
                                 (f) the Class Certificate Balance of the Class
                                 M-5 certificates (after taking into account
                                 distribution of the Class M-5 Principal
                                 Distribution Amount on that Distribution Date)
                                 and (g) the Class Certificate Balance of the
                                 Class M-6 certificates immediately prior to
                                 that Distribution Date over (ii) the lesser of
                                 (a) approximately 78.00% of the aggregate
                                 Stated Principal Balance of the mortgage loans
                                 for that Distribution Date and (b) the excess,
                                 if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over approximately
                                 $4,998,402.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class B-1 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account
                                 distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account
                                 distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account
                                 distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date),
                                 (e) the Class Certificate Balance of the Class
                                 M-4 certificates (after taking into account
                                 distribution of the Class M-4 Principal
                                 Distribution Amount on that Distribution Date),
                                 (f) the Class Certificate Balance of the Class
                                 M-5 certificates (after taking into account
                                 distribution of the Class M-5 Principal
                                 Distribution Amount on that Distribution Date),
                                 (g) the Class Certificate Balance of the Class
                                 M-6 certificates (after taking into account
                                 distribution of the Class M-6 Principal
                                 Distribution Amount on that Distribution Date)
                                 and (h) the Class Certificate Balance of the
                                 Class B-1 certificates immediately prior to
                                 that Distribution Date over (ii) the lesser of
                                 (a) approximately 81.50% of the aggregate
                                 Stated Principal Balance of the mortgage loans
                                 for that Distribution Date and (b) the excess,
                                 if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over approximately
                                 $4,998,402.
--------------------------------------------------------------------------------
Class B-2 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account
                                 distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account
                                 distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account
                                 distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date),
                                 (e) the Class Certificate Balance of the Class
                                 M-4 certificates (after taking into account
                                 distribution of the Class M-4 Principal
                                 Distribution Amount on that Distribution Date),
                                 (f) the Class Certificate Balance of the Class
                                 M-5 certificates (after taking into account
                                 distribution of the Class M-5 Principal
                                 Distribution Amount on that Distribution Date),
                                 (g) the Class Certificate Balance of the Class
                                 M-6 certificates (after taking into account
                                 distribution of the Class M-6 Principal
                                 Distribution Amount on that Distribution Date),
                                 (h) the Class Certificate Balance of the Class
                                 B-1 certificates (after taking into account
                                 distribution of the Class B-1 Principal
                                 Distribution Amount on that Distribution Date)
                                 and (i) the Class Certificate Balance of the
                                 Class B-2 certificates immediately prior to
                                 that Distribution Date over (ii) the lesser of
                                 (a) approximately 84.60% of the aggregate
                                 Stated Principal Balance of the mortgage loans
                                 for that Distribution Date and (b) the excess,
                                 if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over approximately
                                 $4,998,402.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Summary of Terms (cont'd)
--------------------------------------------------------------------------------
Class B-3 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the Class
                                 M-1 certificates (after taking into account
                                 distribution of the Class M-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (c) the Class Certificate Balance of the Class
                                 M-2 certificates (after taking into account
                                 distribution of the Class M-2 Principal
                                 Distribution Amount on that Distribution Date),
                                 (d) the Class Certificate Balance of the Class
                                 M-3 certificates (after taking into account
                                 distribution of the Class M-3 Principal
                                 Distribution Amount on that Distribution Date),
                                 (e) the Class Certificate Balance of the Class
                                 M-4 certificates (after taking into account
                                 distribution of the Class M-4 Principal
                                 Distribution Amount on that Distribution Date),
                                 (f) the Class Certificate Balance of the Class
                                 M-5 certificates (after taking into account
                                 distribution of the Class M-5 Principal
                                 Distribution Amount on that Distribution Date),
                                 (g) the Class Certificate Balance of the Class
                                 M-6 certificates (after taking into account
                                 distribution of the Class M-6 Principal
                                 Distribution Amount on that Distribution Date),
                                 (h) the Class Certificate Balance of the Class
                                 B-1 certificates (after taking into account
                                 distribution of the Class B-1 Principal
                                 Distribution Amount on that Distribution Date),
                                 (i) the Class Certificate Balance of the Class
                                 B-2 certificates (after taking into account
                                 distribution of the Class B-2 Principal
                                 Distribution Amount on that Distribution Date)
                                 and (j) the Class Certificate Balance of the
                                 Class B-3 certificates immediately prior to
                                 that Distribution Date over (ii) the lesser of
                                 (a) approximately 87.70% of the aggregate
                                 Stated Principal Balance of the mortgage loans
                                 for that Distribution Date and (b) the excess,
                                 if any, of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date over approximately
                                 $4,998,402.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Swap Agreement Schedule
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Distribution Period   Distribution Date  Swap Notional Schedule ($)   Rate (%)
--------------------------------------------------------------------------------
          1           July 2007                     938,199,000.00   [5.48000]%
          2           August 2007                   921,474,101.73   [5.48000]%
          3           September 2007                897,553,830.43   [5.48000]%
          4           October 2007                  873,000,720.98   [5.48000]%
          5           November 2007                 847,880,490.84   [5.48000]%
          6           December 2007                 822,260,397.28   [5.48000]%
          7           January 2008                  796,210,831.47   [5.48000]%
          8           February 2008                 769,428,344.59   [5.48000]%
          9           March 2008                    742,389,694.01   [5.48000]%
         10           April 2008                    715,172,882.46   [5.48000]%
         11           May 2008                      687,898,831.44   [5.48000]%
         12           June 2008                     660,867,619.88   [5.48000]%
         13           July 2008                     634,896,427.62   [5.48000]%
         14           August 2008                   609,950,052.79   [5.48000]%
         15           September 2008                585,975,610.88   [5.48000]%
         16           October 2008                  562,876,467.50   [5.48000]%
         17           November 2008                 540,666,226.09   [5.48000]%
         18           December 2008                 519,137,999.62   [5.48000]%
         19           January 2009                  497,586,393.73   [5.48000]%
         20           February 2009                 471,720,849.77   [5.48000]%
         21           March 2009                    433,267,723.18   [5.48000]%
         22           April 2009                    398,068,436.34   [5.48000]%
         23           May 2009                      365,927,076.28   [5.48000]%
         24           June 2009                     336,614,823.59   [5.48000]%
         25           July 2009                     310,123,428.21   [5.48000]%
         26           August 2009                   286,907,327.26   [5.48000]%
         27           September 2009                266,442,478.22   [5.48000]%
         28           October 2009                  248,305,782.26   [5.48000]%
         29           November 2009                 232,138,971.41   [5.48000]%
         30           December 2009                 217,657,483.92   [5.48000]%
         31           January 2010                  204,627,121.37   [5.48000]%
         32           February 2010                 192,853,120.64   [5.48000]%
         33           March 2010                    182,169,566.21   [5.48000]%
         34           April 2010                    172,430,840.87   [5.48000]%
         35           May 2010                      163,523,829.83   [5.48000]%
         36           June 2010                     155,340,309.46   [5.48000]%
         37           July 2010                     147,736,933.54   [5.48000]%
         38           August 2010                   140,466,983.90   [5.48000]%
         39           September 2010                133,514,002.63   [5.48000]%
         40           October 2010                  126,864,107.78   [5.48000]%
         41           November 2010                 120,503,599.80   [5.48000]%
         42           December 2010                 114,419,702.56   [5.48000]%
         43           January 2011                  108,600,242.18   [5.48000]%
         44           February 2011                 103,348,365.06   [5.48000]%
         45           March 2011                     98,324,169.79   [5.48000]%
         46           April 2011                     93,517,743.37   [5.48000]%
         47           May 2011                       88,919,404.30   [5.48000]%
         48           June 2011                      84,520,021.41   [5.48000]%
         49           July 2011                      80,310,871.28   [5.48000]%
         50           August 2011                    76,283,618.94   [5.48000]%
         51           September 2011                 72,430,303.04   [5.48000]%
         52           October 2011                   68,743,339.57   [5.48000]%
         53           November 2011                  65,215,411.93   [5.48000]%
         54           December 2011                  61,839,566.64   [5.48000]%
         55           January 2012                   58,609,105.32   [5.48000]%
         56           February 2012                  55,753,620.99   [5.48000]%
         57           March 2012                     53,019,082.00   [5.48000]%
         58           April 2012                     50,401,784.41   [5.48000]%
         59           April 2012                     47,896,716.63   [5.48000]%
         60           May 2012                       45,499,004.39   [5.48000]%
         61           June 2012                                  -   [5.48000]%
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                      June 21, 2007
Securitized Asset Backed Receivables LLC Trust 2007-BR5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      Interest Rate Cap Agreement Schedule
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Distribution Period   Distribution Date   Cap Notional Amount ($)    Strike (%)
--------------------------------------------------------------------------------
          1           July 2007                                 -    [5.37000]%
          2           August 2007                    4,051,675.95    [5.37000]%
          3           September 2007                 8,153,346.12    [5.37000]%
          4           October 2007                  12,283,269.35    [5.37000]%
          5           November 2007                 16,419,186.90    [5.37000]%
          6           December 2007                 20,538,547.34    [5.37000]%
          7           January 2008                  24,618,257.69    [5.37000]%
          8           February 2008                 28,608,623.40    [5.37000]%
          9           March 2008                    32,507,954.73    [5.37000]%
         10           April 2008                    36,293,019.26    [5.37000]%
         11           May 2008                      39,933,316.36    [5.37000]%
         12           June 2008                     43,367,961.35    [5.37000]%
         13           July 2008                     46,451,782.76    [5.37000]%
         14           August 2008                   49,204,101.81    [5.37000]%
         15           September 2008                51,647,325.29    [5.37000]%
         16           October 2008                  53,812,288.65    [5.37000]%
         17           November 2008                 55,703,306.16    [5.37000]%
         18           December 2008                 56,971,012.89    [5.37000]%
         19           January 2009                  56,423,027.49    [5.37000]%
         20           February 2009                 60,875,712.19    [5.37000]%
         21           March 2009                    65,606,608.44    [5.37000]%
         22           April 2009                    68,795,345.58    [5.37000]%
         23           May 2009                      70,874,826.27    [5.37000]%
         24           June 2009                     71,990,854.76    [5.37000]%
         25           July 2009                     72,243,468.76    [5.37000]%
         26           August 2009                   71,667,933.64    [5.37000]%
         27           September 2009                70,503,538.12    [5.37000]%
         28           October 2009                  68,932,407.47    [5.37000]%
         29           November 2009                 67,082,348.98    [5.37000]%
         30           December 2009                 65,051,967.81    [5.37000]%
         31           January 2010                  62,914,861.37    [5.37000]%
         32           February 2010                 60,725,956.95    [5.37000]%
         33           March 2010                    58,524,674.05    [5.37000]%
         34           April 2010                    56,338,771.70    [5.37000]%
         35           May 2010                      54,191,832.52    [5.37000]%
         36           June 2010                     52,096,071.04    [5.37000]%
         37           July 2010                     59,699,446.96    [5.37000]%
         38           August 2010                   66,969,396.60    [5.37000]%
         39           September 2010                73,922,377.87    [5.37000]%
         40           October 2010                  72,764,535.47    [5.37000]%
         41           November 2010                 69,353,292.92    [5.37000]%
         42           December 2010                 65,701,021.56    [5.37000]%
         43           January 2011                  61,802,272.39    [5.37000]%
         44           February 2011                 57,352,494.35    [5.37000]%
         45           March 2011                    52,690,949.24    [5.37000]%
         46           April 2011                    47,827,042.48    [5.37000]%
         47           May 2011                      42,769,848.68    [5.37000]%
         48           June 2011                     37,527,957.70    [5.37000]%
         49           July 2011                     32,109,581.66    [5.37000]%
         50           August 2011                   28,388,181.29    [5.37000]%
         51           September 2011                24,502,750.90    [5.37000]%
         52           October 2011                  20,460,014.27    [5.37000]%
         53           November 2011                 16,262,739.52    [5.37000]%
         54           December 2011                 11,915,388.94    [5.37000]%
         55           January 2012                   7,419,144.64    [5.37000]%
         56           February 2012                  2,539,981.98    [5.37000]%
         57           March 2012                                -    [5.37000]%
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.